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                            SCHEDULE 14A INFORMATION


                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               VOYAGER.NET, INC.
                (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies.
     (2) Aggregate number of securities to which transaction applies.
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction: $[_____________]
     (5)  Total fee paid: $[_________]
[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
     (2) Form, Schedule or Registration Statement no.:
     (3)  Filing Party:
     (4)  Date Filed:
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Voyager.net, Inc. ("Voyager") may be deemed to be a participant in the solicitation of proxies in respect of the business combination transaction contemplated by the Agreement and Plan of Merger, dated as of March 12, 2000, by and among CoreComm Limited, CoreComm Group Sub I, Inc. and Voyager.

The participants in this solicitation may include the directors of Voyager (Glenn Friedly (Chairman), Christopher Torto (Vice Chairman), John Hayes, Christopher Gaffney, Gerald Taylor and Robert Fanch) and the following officers of Voyager: Osvaldo deFaria (Chief Operating Officer), Christopher Michaels (Chief Technology Officer), David Shires (Vice President--Business Development) and Joan Holda (Vice President--Human Resources).

As of the date of this communication, the following officers and directors of Voyager beneficially owned the following percentages of the common stock of
Voyager: Glenn Friedly (13.8%), Christopher Torto (6.3%), Christopher Gaffney (44.8%), John Hayes (44.8%), Osvaldo deFaria (1.47%) and Michael Williams (1.96%). Each of the other directors and officers owns less than 1% of the common stock of Voyager.

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